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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated June 13, 2014 relating to the consolidated financial statements of Boot Barn Holdings, Inc. (formerly WW Top Investment Corporation) and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Costa Mesa, California
September 29, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm